SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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SANDY SPRING BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANDY SPRING BANCORP, INC.
April 2, 2008

Dear Shareholder:

Following the printing of the 2008 proxy statement, it was discovered that there was an error in the 2007 Non-Employee Director Compensation table on page 7 that resulted in the compensation expense for certain directors being overstated. The corrected table is provided below.

2007 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	Total
John Chirtea	$35,200	$2,012	$8,652	$4,906	$50,770
Mark E. Friis	32,400	2,012	5,162	-	39,574
Susan D. Goff	47,000	2,012	6,713	5,564	61,289
Solomon Graham	31,100	2,012	8,058	4,575	45,745
Marshall H. Groom(5)	36,100	-	-	-	36,100
Gilbert L. Hardesty	44,000	2,012	8,247	-	54,259
Pamela A. Little	38,700	2,012	5,162	648	46,522
Charles F. Mess	35,200	2,012	7,171	707	45,090
Robert L. Mitchell (6)	7,200	-	-	-	7,200
Robert L. Orndorff	51,200	2,012	9,001	8,017	70,230
David E. Rippeon	40,200	2,012	7,629	-	49,841
Craig A. Ruppert	31,200	2,012	7,413	-	40,625
Lewis R. Schumann	40,200	2,012	7,842	7,296	57,350
W. Drew Stabler	68,200	2,012	11,250	-	81,462

(1)
All or a portion of the reported cash compensation may be deferred under the Director Fee Deferral Agreements between the Bank and individual directors. Please see the description of the director's fees above.

(2)
At year end 2006, the directors noted above were granted 269 shares of restricted stock. The value reported represents the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding restricted stock awards for each director. At December 31, 2007, each non-employee director, except for Mr. Groom, had 215 unvested shares of restricted stock.

(3)
There were no new stock options granted in 2007. The value reported represents the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock option awards for each director. As of February 12, 2008 directors held total outstanding options for the following number of shares: Chirtea-8,344; Friis-2,039; Goff-6,461; Graham-5,699; Groom-5,160; Hardesty-11,267; Little-2,039; Mess-7,812; Orndorff-10,420; Rippeon-7,501; Ruppert-5,955; Schumann-10,054; Stabler-10,878.

(4)	Amount reported is the "above-market" interest paid on deferred compensation pursuant to the Director Fee Deferral Agreements described above.

(5)	Mr. Groom was appointed to the board on February 16, 2007. Reported compensation reflects amounts earned or accrued from February 16, 2007 through year end.

(6)	Mr. Mitchell retired from the board on April 18, 2007. Reported compensation reflects amounts earned or accrued from January 1, 2007 through April 18, 2007.

If you have already delivered your proxy prior to receiving this letter, you do not need to take any action unless you wish to revoke or change your vote on any of the proposals. You may revoke a proxy at any time prior to its exercise by 1) filing a written notice of revocation to Ronald E. Kuykendall, General Counsel and Secretary, Sandy Spring Bancorp, Inc. 17801 Georgia Avenue, Olney, MD 20832; or 2) delivering to Bancorp a duly executed proxy bearing a later date; or 3) attending the annual meeting and casting a ballot in person. If you have voted by the Internet, you may simply re-vote your shares.

Sincerely, Ronald E. Kuykendall General Counsel & Secretary